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                                                                   EXHIBIT 99.1

     The following is a statement of the estimated expenses (other than any underwriting discounts and commissions) to be incurred by aQuantive, Inc. (the "Company") in connection with the proposed public offering of 7,000,000 shares of the Company's common stock, $0.01 par value per share, pursuant to a Registration Statement on Form S-3 (File No. 333-132172) and a related preliminary prospectus supplement filed with the Securities and Exchange Commission on March 2, 2006.

                                                               AMOUNT TO BE PAID
                                                               ----------------
      Securities and Exchange Commission registration fee         $      21,965
      Printing fees......................................                15,500
      Legal fees and charges.............................               250,000
      Accounting fees and expenses.......................               150,000
      Miscellaneous......................................                12,535
                                                                         ------
              Total......................................         $     450,000